                                                                Exhibit 12


                                 Abbott Laboratories

                   Computation of Ratio of Earnings to Fixed Charges

                                    (Unaudited)

                         (dollars in millions except ratios)


                                                      Six Months Ended
                                                        June 30, 2001
                                                      -----------------
Net Earnings .............................................  $305
Add (deduct):
   Taxes on earnings .....................................   (31)
   Minority interest .....................................     7
                                                            ----
Net Earnings as adjusted .................................  $281
                                                            ----

Fixed Charges:
   Interest on long-term and short-term debt .............   141
   Capitalized interest cost .............................     9
   Rental expense representative of an interest factor....    25
                                                            ----
Total Fixed Charges ......................................   175
                                                            ----
Total adjusted earnings available for payment of
      fixed charges ......................................  $456
                                                            ====
Ratio of earnings to fixed charges .......................   2.6
                                                            ====


NOTE:
For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) Abbott considers one-third of rental expense to be the amount representing return on capital, and (iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.